UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 5, 2022

The following Notice of Change of Location and Format supplements and relates to the proxy statement (the “Proxy Statement”) of Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), dated March 22, 2022, which was made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 5, 2022. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location and format of the Annual Meeting to a virtual-only meeting.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION AND FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 5, 2022

Given recent global outbreaks and the potential for resurgence of the COVID-19 virus as the Annual Meeting approaches, out of an abundance of caution ADM has made the decision to change the Annual Meeting to a virtual-only format to support the health and well-being of ADM’s stockholders and other meeting participants. Accordingly, NOTICE IS HEREBY GIVEN that the location and format of the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Archer-Daniels-Midland Company (the “Company”) has been changed.

As previously announced, the Annual Meeting will be held on Thursday, May 5, 2022 at 8:30 A.M. Central Daylight Time. The Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

There is no change to the items of business to be addressed at the Annual Meeting, which are described in the proxy materials previously made available to the Company’s stockholders. As described in those proxy materials, the Board fixed the close of business on March 14, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Stockholders as of the close of business on the Record Date may attend the online meeting, submit questions, and vote their shares electronically during the meeting via the internet by visiting www.virtualshareholdermeeting.com/ADM2022. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on the proxy card, notice of internet availability of proxy materials or voting instruction form you previously received. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 5, 2022.

Stockholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/ADM2022, and management will respond to questions in the same way as it would if the Company held an in-person meeting. If you have questions during the Annual Meeting, you may type them in the dialog box provided at any point during the meeting until the floor is closed to questions.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

If you encounter any technical difficulties accessing the virtual annual meeting on the meeting day, the virtual annual meeting website will include technical support line contact information for you.

ADM Announces Change to Virtual-Only 2022 Annual Meeting of Stockholders

CHICAGO, April 14, 2022— ADM (NYSE: ADM), a global leader in sustainable human and animal nutrition, and one of the world’s premier agricultural origination and processing companies, today announced that it will be holding its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual-only meeting due to concerns over recent global outbreaks and the potential for resurgence of the COVID-19 virus as the Annual Meeting approaches.

As previously announced, the Annual Meeting will be held on Thursday, May 5, 2022 at 8:30 a.m. Central Daylight Time. To attend and vote at the Annual Meeting, stockholders should access www.virtualshareholdermeeting.com/ADM2022 and will need the 16-digit control number that is printed in the box marked by the arrow on the proxy card, notice of internet availability of proxy materials or voting instruction form previously received. Stockholders will not be able to attend the Annual Meeting in person.

Further information regarding the change in location and format of the Annual Meeting can be found in the proxy supplement filed by ADM with the Securities and Exchange Commission on April 14, 2022. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

About ADM

ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

ADM Media Relations

Jackie Anderson

media@adm.com

312-634-8484

Source: Corporate Release

Source: ADM

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